UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)
February 26, 2014

CITY HOLDING COMPANY
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 0-11733

West Virginia	55-0619957
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

25 Gatewater Road, Cross Lanes, WV 25313
(Address of Principal Executive Offices, Including Zip Code)

304-769-1100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Compensation Committee recommended, and the independent directors of the Board of Directors of City Holding Company (the “Company”) approved, on February 26, 2014, base salary levels and 2013 incentive compensation for certain of the Company’s named executive officers, including the Company’s principal executive officer and the Company’s principal financial officer as set forth below:

Name	Title	2014 Base Salary
Charles R. Hageboeck	President & CEO (Principal Executive Officer)	$500,000
David L. Bumgarner	Chief Financial Officer and Principal Accounting Officer (Principal Financial Officer)	$207,000
Craig G. Stilwell	Executive Vice President, Retail Banking	$330,000
John A. DeRito	Executive Vice President, Commercial Banking	$250,000
Jeffrey D. Legge	Senior Vice President, Chief Administrative Officer and Chief Information Officer	$175,000

The schedule set forth below indicates the 2013 incentive compensation for each of the Company’s named executive officers.

Name	Title	2013 Incentive Compensation
Charles R. Hageboeck	President & CEO (Principal Executive Officer)	$325,191
David L. Bumgarner	Chief Financial Officer and Principal Accounting Officer (Principal Financial Officer)	$78,500
Craig G. Stilwell	Executive Vice President, Retail Banking	$156,608
John A. DeRito	Executive Vice President, Commercial Banking	$130,627
Jeffrey D. Legge	Senior Vice President, Chief Administrative Officer and Chief Information Officer	$62,015

Item 8.01 Other Events.

On February 26, 2014, the Company’s Board of Directors, based upon the recommendation of its Compensation Committee, approved an award of the equivalent of $25,000 of Company Common Stock, par value $2.50, to each non-employee director of the Company on December 31, 2013 and pro-rated based upon the number of months of service during the year.  The market price on the date of grant, February 26, 2014, was $44.14 per share.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Dated: February 26, 2014	City Holding Company

By:	/s/ David L. Bumgarner
David L. Bumgarner
Chief Financial Officer